Exhibit 99.1

WorldQuest Networks Reports Full-Year 2003 Results

Previously announced merger agreement with Ntera Holdings, Inc., expected to create new WorldQuest with annual revenues exceeding $150 million

DALLAS – March 25, 2004 – WorldQuest Networks, Inc. (Nasdaq: WQNI), an international Internet telephony and money-transfer company, today reported that during the year 2003, the company generated $9.9 million in total revenues, 50.6 million long-distance minutes of use, and approximately $2.4 million in telephony gross profit. Full-year 2003 telephony gross profit was slightly higher than in 2002 despite pricing pressures across international telecom markets, which is where WorldQuest focuses its telephony business.

On March 17, 2004, WorldQuest Networks announced a merger agreement with Ntera Holdings, Inc., a privately held, Miami-based provider of VoIP – or “voice over internet protocol” – and other services to the telecom industry. WorldQuest Networks’ financial results for 2003 do not include results from Ntera. Likewise, WorldQuest’s financial results and operating performance discussed in this press release and the company’s filings with the U.S. Securities and Exchange Commission, including 10KSB, 10QSB, and 8K filings, do not include financial data from Ntera. WorldQuest and Ntera target the third quarter of 2004 for completion of the merger, with WorldQuest Networks as the surviving entity. (Additional information about the Ntera merger can be found below)

During 2003, WorldQuest continued to increase international calling minutes of use. However, retail pricing pressures throughout 2003 resulted in a year-over-year decrease in telephony revenues of approximately 15 percent, to $9.3 million. Total revenues for the year 2003, including telephony, financial services, and other operations, were $9.9 million, compared with total revenues of $11.5 million in the year 2002. Retail pricing pressures were offset by gross-profit improvements during 2003. WorldQuest Networks reported a full-year 2003 net loss of $3.3 million, or $0.52 per diluted share, compared with a net loss of $2.9 million, or $0.45 per diluted share, during the year 2002. Higher operating expenses in connection with the rollout of the company’s financial services offerings contributed to the higher full-year loss compared with 2002. At year-end 2003, WorldQuest had $17.9 million in cash and cash equivalents.

During 2003, WorldQuest:

•	Increased its minutes of use to 50.6 million minutes, up 43 percent from 2002.

•	Remitted more than $16.8 million to India, up 60 percent from $10.5 million remitted during 2002.

•	Introduced a new financial-services feature allowing customers to upgrade their WorldQuest debit stored-value card to a Visa® stored value card that can be used worldwide wherever Visa® is accepted. WorldQuest’s stored-value card is part of the PLUS®, PULSE® and STAR® networks.

“During 2003, WorldQuest countered retail pricing pressures by adding customer-friendly features and functionalities for which our customers are willing to pay a small premium; this resulted in higher gross-profit margins that entirely offset the impact of lower telephony revenues,” said B. Michael Adler, founder and recently re-elected Chief Executive Officer of WorldQuest. “Today, we’re squarely focused on two things – further expanding our higher-margin retail business, and consummating our previously announced merger with Ntera Holdings, Inc. WorldQuest’s growing retail foundation complements Ntera’s significant wholesale network. We expect the merger to create a company with more than $150 million in diversified revenues that can further enhance the user-friendliness of our consumer products, while simultaneously increasing our VoIP capabilities and services at the retail level. We’re excited about the merger because we believe it will create value for our customers, employees, and our long-term investors.”

Additional information about the WorldQuest-Ntera transaction:

Merger Terms

•	Ntera stockholders will receive 80 percent of the combined company’s common stock, with existing WorldQuest stockholders owning the remaining 20 percent. Based on the number of WorldQuest shares and the convertible securities outstanding today, approximately 29.7 million shares would be issued to Ntera shareholders, and post-merger, the company would have approximately 36.3 million outstanding shares. Mr. Engin Yesil, Ntera’s current CEO, will own approximately 54 percent of the merged company’s outstanding common shares.

•	15 percent of the merger consideration, approximately 4.5 million shares of the 29.7 million shares to be issued to Ntera’s stockholders, will be held back for 12 months from the date of merger closing. If during that hold-back period the merged entity generates EBITDA (earnings before interest, taxes, depreciation and amortization) of $8.5 million or more, then the held-back shares will be released to Ntera’s shareholders. If this EBITDA target is not met, the held-back shares will be cancelled and retired. The held-back shares may also be used to satisfy certain indemnification obligations of Ntera during the 12-month period.

Corporate Governance

•	The boards of directors of both WorldQuest and Ntera have unanimously approved the merger.

•	The combined company’s board of directors will consist of WorldQuest’s four current directors or their successors, and three new directors to be named by Ntera. Mr. Yesil will not exercise his voting rights to alter the composition of the board until the company’s 2005 annual meeting of shareholders.

•	Mr. B. Michael Adler will continue to serve as WorldQuest President and CEO; Mr. Yesil will serve as President of Business Development; and, Mr. Victor E. Grijalva will continue to serve as Vice President and Chief Financial Officer.

Conditions of Closing

•	Conditions to closing of the merger include, among other things, the completion of Ntera’s audited financial statements for the year ended Dec. 31, 2003. Also, Ntera’s audited financial results must meet certain agreed-upon thresholds, including that EBITDA may not be less than approximately $2.6 million, which is 90 percent of the EBITDA as calculated on the preliminary, unaudited financial statements provided to WorldQuest by Ntera.

•	During the period between Jan. 1, 2004 and the date the merger closes, WorldQuest may review the financial performance of Ntera, and such financial performance must yield results that are reasonably acceptable to WorldQuest in its sole discretion.

•	Holders of at least a majority of WorldQuest’s outstanding common stock must approve the transaction.

•	The combined company’s common stock must be approved for listing on the Nasdaq Stock Market.

•	WorldQuest must have received from its financial advisors a “bring-down” opinion to the effect that, after reviewing Ntera’s 2003 audited financial statements, it is still of the opinion that the merger consideration to be issued to Ntera’s stockholders is fair to WorldQuest’s stockholders from a financial point of view.

Other Merger-Related Items

•	WorldQuest has provided Ntera a $2 million bridge loan bearing 7 percent interest. If the merger agreement is terminated for any reason, the loan will become due and payable within six months of such termination.

•	Before the merger closes, Ntera will purchase all of the assets of Tel3, a retail provider of telecom services that is affiliated with Ntera.

•	Mr. Adler and Mr. Yesil have executed lock-up agreements limiting them to selling no more than 15 percent of their individual WorldQuest stock during the first year after the closing of the merger, and no more than another 20 percent of their individual WorldQuest stock during the second year after the merger closes.

•	WorldQuest will agree to file a registration statement within six months of closing the merger to register under the Securities Act of 1933 certain of the shares of WorldQuest common stock held by Mr. Adler, Mr. Yesil, and the other Ntera stockholders.

Notice Regarding Forward-Looking Statements

Statements in this press release concerning WorldQuest’s or Ntera’s future expectations, plans and prospects are “forward looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between WorldQuest and Ntera, including expected financial performance and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WorldQuest’s and Ntera’s management and are subject to significant risks and uncertainties. There can be no assurances that future events and results (including the merger itself and the annual revenue expectations of the combined company, all as described above) will be achieved, and actual results could differ materially from stated expectations, intentions, forecasts and estimates. Important factors that could cause actual results to differ materially from expectations, forecasts and estimates include risks associated with satisfaction of the various conditions to closing of the merger described above, risks that the businesses of the two companies will not be integrated successfully, risks that the cost savings any other synergies from the merger may not be fully realized or may take longer to realize than expected, risks associated with disruption in the operations of the two companies as their businesses are integrated, risks associated with the fact that revenue expectations may not be realized and other risk factors and uncertainties described in WorldQuest’s SEC filings. Such additional risk factors can be found in the 2003 Quarterly Reports on Form 10-QSB and the 2002 Annual Report on Form 10-KSB of WorldQuest filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov ).

In connection with the proposed merger, it is expected that WorldQuest will file with the SEC and mail to its security holders a proxy statement containing information about the merger. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY BECAUSE THE PROXY STATEMENT AND OTHER MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANIES, THE MERGER, THE PERSONS SOLICITING PROXIES RELATING TO THE MERGER, THEIR INTERESTS IN THE MERGER AND RELATED MATTERS. When these and other documents are filed with the SEC, stockholders will be able to obtain a free copy of same, without charge, at the

SEC’s Internet site: (http://www.sec.gov ). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, when available, without charge, by directing a request to WorldQuest Networks, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254, Attention: Victor Grijalva, or by fax, to (972) 980-4453. The directors and executive officers of WorldQuest and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding WorldQuest’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission on March 10, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement and other relevant materials to be filed with the SEC when they become available.

About WorldQuest Networks, Inc.

Based in Dallas, WorldQuest Networks, Inc. is an international Internet telephony and money-transfer company. WorldQuest’s customers utilize the company’s network of Internet gateways and other traditional networks to place long-distance calls online at discounted rates, and to transfer money securely, conveniently and cost effectively to India, Sri Lanka, the Philippines and Russia. WorldQuest’s Web site is www.wqn.com.

For more information contact:
Victor E. Grijalva
WorldQuest Networks, Inc.
972.361.1983
investor@wqn.com

WORLDQUEST NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2003	2002
Revenues:
Telephony revenue	$9,326,627	$11,019,491
Financial services and other	588,727	450,792

Total revenue	9,915,354	11,470,283
Cost of revenue	7,209,788	8,772,585

Gross profit	2,705,566	2,697,698
Operating expenses:
Selling, general and administrative	5,179,072	4,836,332
Depreciation and amortization	1,075,763	1,100,209

Total operating expenses	6,254,835	5,936,541

Operating loss	(3,549,269)	(3,238,843)
Interest income, net	203,877	351,706

Net loss	$(3,345,392)	$(2,887,137)

Net loss per share — basic and diluted	$(0.52)	$(0.45)

Weighted average common shares outstanding — basic and diluted	6,386,199	6,385,829

WORLDQUEST NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2003	2002
Current assets:
Cash and cash equivalents	$17,931,820	$20,721,207
Accounts receivable, net	553,251	355,111
Note receivable	—	202,383
Prepaid expenses and other current assets	557,577	370,325

Total current assets	19,042,648	21,649,026
Property and equipment, net	1,039,783	1,627,507
Other assets, net	101,192	—

Total assets	$20,183,623	$23,276,533

Current liabilities:
Accounts payable	$1,108,152	$1,195,738
Accrued expenses	471,746	146,863
Deferred revenue	254,121	238,936
Promissory note	—	300,000

Total current liabilities	1,834,019	1,881,537
Promissory note	300,000	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share;	—	—
Authorized shares—10,000,000; none issued and outstanding at December 31, 2003 and 2002
Common stock, par value $0.01 per share;	63,862	63,862
Authorized shares—50,000,000; issued and outstanding shares— 6,386,199 at December 31, 2003 and 2002
Additional capital	41,994,594	41,994,594
Accumulated deficit	(24,008,852)	(20,663,460)

Total stockholders’ equity	18,049,604	21,394,996

Total liabilities and stockholders’ equity	$20,183,623	$23,276,533